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                                                                    EXHIBIT 5.01

                                 August 13, 2001


Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA  01824

     RE:  Brooks Automation, Inc. Registration Statement on Form S-8
          ----------------------------------------------------------

Ladies and Gentlemen:

     We are general counsel to Brooks Automation, Inc., a Delaware corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 99,470 shares of the Company's Common Stock, $.01 par value (the "Shares") and 99,470 preferred share purchase rights (the "Rights").

     The Shares issued are issuable upon exercise of options granted or to be granted pursuant to the 1991 Progressive Technologies Inc. Stock Option and Stock Purchase Plan (the "1991 PTI Plan"). The 99,470 Rights being registered pursuant to the Registration Statement represent one Right that may be issued in connection with each of the Shares issued in connection with the 1991 PTI Plan. Options granted under the 1991 PTI Plan were converted into options to purchase Common Stock of the Company pursuant to that certain Merger Agreement dated June 27, 2001 between Progressive Technologies, Inc. and Brooks Automation, Inc.

     In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

          1. A copy of the Certificate of Incorporation, as amended, of the Company as in effect on the date hereof;

          2. A copy of the By-Laws of the Company as in effect on the date hereof;

          3. The corporate minute books or other records of the Company relating to the proceedings of stockholders and directors of the Company;

          4.   The 1991 PTI Plan;

          5. Agreement and Plan of Merger by and between Brooks Automation, Inc. and Progressive Technologies, Inc. dated June 27, 2001;

          6.   A copy of the Certificate of Merger;
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          7.   A copy of the Articles of Merger;

          8. The Company's Stockholder Rights Agreement dated July 23, 1997 (the "Rights Agreement"); and

          9.   The Registration Statement.

     For purposes of this opinion, we have assumed without any investigation:
(1) the legal capacity of each natural person; (2) the genuineness of each signature; (3) the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy; and (4) the completeness, accuracy and proper indexing of all governmental records.

     We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. Nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

     Our opinion contained herein is limited to the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and to federal law.

     Our opinion hereafter expressed is based solely upon: (1) our review of the Documents; (2) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (3) such review of published sources of law as we have deemed necessary.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized and, when issued in accordance with the terms of the 1991 PTI Plan, the Shares will be validly issued, fully paid and nonassessable and (ii) the Rights have been duly authorized and, when issued in accordance with the terms of the Rights Agreement and with the terms of the 1991 PTI Plan, the Rights will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.

                                            Very truly yours,

                                            BROWN, RUDNICK, FREED & GESMER

                                            By: Brown, Rudnick, Freed & Gesmer,
                                                P.C. a partner

                                            By: /s/ Samuel P. Williams
                                               -------------------------------
                                               Samuel P. Williams, a Member
                                               hereunto duly authorized



SPW/PJF/JLH